Exhibit 99.1

Trasteel Holding S.A., a European Leader in Steel Trading and Processing, Agrees to Go Public
Through a Business Combination with Sizzle Acquisition Corp. II

April 13, 2026

Trasteel Holding S.A. (“Trasteel”), headquartered in Lugano (Switzerland) and Luxembourg, and Sizzle Acquisition Corp. II (Nasdaq: SZZL) (“Sizzle II”), a Cayman Islands publicly traded special purpose acquisition company, today announced that they have entered into a definitive agreement, dated April 13, 2026, for a business combination (“Business Combination Agreement”) to form a new global steel trading and industrial public holding company (“Pubco”). Upon closing of the business combination, subject to approval by Trasteel and Sizzle II shareholders and satisfaction of other customary closing conditions, Trasteel and Sizzle II intend to list Pubco on the Nasdaq Stock Market LLC, under the symbol “TSTL”, with each of Trasteel and Sizzle II becoming wholly owned subsidiaries of Pubco. The closing is expected to occur by the end of 2026.

Trasteel was formed in 2009 and is currently owned by Giuseppe Mannina, Fratelli Cosulich Spa and Gianfranco Imperato. Over the past 17 years, Trasteel has evolved from a pure steel trading business into a dual business model combining trading operations (approximately 50% of sales) covering all the needs of the steel supply chain, including energy, with industrial steel transformation (approximately 50% of sales). The company operates in over 60 countries around the world across the steel value chain through steel and raw materials trading, steel related consumables trading, non-ferrous trading, energy trading and industrial transformation. It also trades alumina, silicon carbide, graphite, cassiterite, bauxite, copper, zinc, nickel, chromium, titanium, and tin. Trasteel’s industrial division owns a portfolio of 13 factories in 6 countries, and the company sells to over 4,000 customers worldwide.

Trasteel intends to use the proceeds from the business combination for accretive strategic acquisitions and investments, working capital and other general corporate purposes.

Management Commentary

“We are enthusiastic to partner with the Sizzle II team to become a publicly traded company on Nasdaq,” said Trasteel’s Chairman, Giuseppe Mannina, and CEO, Gianfranco Imperato. “We believe the need for additional steel products in Europe and the rest of the world will only continue to accelerate as demand continues to outstrip supply. We believe the funds raised though this transaction, together with gaining access to the public capital markets by listing on Nasdaq, will allow us to achieve our goals in 2027 and beyond.”

“Trasteel’s hedged business model and its track record of generating impressive revenues, combined with its world-class management team, led us to partner together in pursuit of Trasteel becoming a public company. We believe the company is well positioned to weather geo-political risk and macroeconomic headwinds, while generating consistent results,” commented Steve Salis, CEO of Sizzle II.

“We anticipate global demand for steel and other metals to continue to increase and believe that Trasteel is well-positioned to benefit by such increased demand. The Trasteel team, led by CEO Gianfranco Imperato and CFO Federico Guiducci is highly experienced, strategic, and focused on delivering results for its shareholders. We are thrilled to bring this quality company to market,” added Jamie Karson, Vice Chairman of Sizzle II.

Key Transaction Highlights

●	Large and Growing Demand for Steel and Other Metals

●	Hedged Business Model

●	Strong Revenue Growth

●	Strong Organic and Acquisition Growth Outlook

●	Portfolio Management Approach on Investments

Transaction Overview

The transaction consideration in the business combination, in the form of newly-issued Pubco shares, is based on a pre-money equity value of Trasteel of $800 million. The implied pro forma enterprise value of the combined company upon the closing of the business combination is anticipated to be approximately $1.3 billion (assuming no redemptions by public shareholders of Sizzle II, based on estimated shares outstanding (including converted rights) immediately after the closing at $10 per share and taking into account estimated net debt of the combined company of approximately $184 million). Existing shareholders of Trasteel will roll 100% of their equity into Pubco.

The Boards of Directors of each of Trasteel and Sizzle II have unanimously approved the business combination. The business combination will require the approval of the shareholders of each of Trasteel and Sizzle II and is subject to other customary closing conditions. It is currently expected that the business combination will close by the end of 2026.

Additional information about Trasteel is available on the Trasteel website at https://www.trasteel.com.

Advisors

Young America Capital LLC is acting as exclusive financial advisor to Trasteel, and Greenberg Traurig LLP is acting as its U.S. legal counsel. Cantor Fitzgerald & Co. is acting as capital markets advisor to Sizzle II, and Ellenoff Grossman & Schole LLP is acting as its U.S. legal counsel.

About Sizzle Acquisition Corp. II

Sizzle II is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities. Sizzle II is led by Chairman and CEO Steve Salis and Vice Chairman Jamie Karson. In addition, Sizzle II’s management team includes Daniel Lee, its CFO. Its board of directors is comprised of: Steve Salis, Jamie Karson, Neil Leibman, David Perlin and Warren Thompson. Its board of advisors is comprised of: Rick Camac, Michael Kuchta, Ryan Croft, Craig Curley and Tony Sage. For more information, please see: https://sizzlespac.com.

Additional Information and Where to Find It

This press release is provided for informational purposes only and contains information with respect to the proposed business combination (the “Proposed Business Combination”) pursuant to the Business Combination Agreement by and among Sizzle II, Trasteel, Pubco, and the other parties thereto. Subject to its terms and conditions, the Business Combination Agreement provides that at its closing each of Sizzle II and Trasteel will become wholly owned subsidiaries of Pubco.

In connection with the Proposed Business Combination, Pubco intends to file a registration statement on Form F-4 with the Securities and Exchange Commission (“SEC”), which will include a proxy statement to be sent to Sizzle II shareholders and a prospectus for the registration of Pubco securities in connection with the Proposed Business Combination (as amended from time to time, the “Registration Statement”). If and when the Registration Statement is declared effective by the SEC, its definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Sizzle II as of the record date to be established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of Sizzle II and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Sizzle II, Trasteel, Pubco and the Proposed Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Proposed Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Sizzle II Acquisition Corp. II, 4201 Georgia Avenue, NW, Washington, D.C. 20011, Attn: Steve Salis, Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this press release in each case is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

This press release is not a solicitation of a proxy from any investor or securityholder. Sizzle II, Trasteel, Pubco and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Sizzle II’s shareholders in connection with the Proposed Business Combination. Sizzle II’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sizzle II in Sizzle II’s Annual Report on Form 10-K, as amended, filed with the SEC on March 12, 2026 (the “Sizzle II Form 10-K”). Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Sizzle II’s shareholders in connection with the Proposed Business Combination will be set forth in the proxy statement/prospectus for the Proposed Business Combination, accompanying the Registration Statement that Pubco intends to file with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will likewise be included in that Registration Statement. You may obtain copies of these documents, once available, at the SEC’s website at www.sec.gov or by directing a request to the address provided above.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Sizzle II’s, Trasteel’s and/or Pubco’s actual results may differ from each of their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters are used in this press release, such terms, among others, are used in the context of making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: the ability of the parties to complete the transactions contemplated by the Proposed Business Combination in a timely manner or at all; the risk that the Proposed Business Combination or other business combination may not be completed by any deadline included in Sizzle II’s organizational documents and the potential failure to obtain an extension of any business combination deadline; the outcome of any government or regulatory action on inquiry, or legal proceedings, that may be commenced in respect to Sizzle II, Trasteel, Pubco or others following the announcement of the Proposed Business Combination and any definitive agreements with respect thereto; the inability to satisfy the conditions to the consummation of the Proposed Business Combination, including the approval of the Proposed Business Combination by the shareholders of Sizzle II; the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement relating to the Proposed Business Combination; the ability to list on Nasdaq or other stock exchange or to meet Nasdaq or other stock exchange listing standards or requirements following the consummation of the Proposed Business Combination; the effect of the announcement or pendency of the Proposed Business Combination on Trasteel’s or Sizzle II’s business relationships, operating results, or other current plans and operations of Trasteel or Sizzle II; the ability to recognize the anticipated benefits of the Proposed Business Combination, which may be affected by, among other things, competition and the ability of Pubco to grow and manage growth profitably; the possibility that Trasteel, Pubco and Sizzle II may be adversely affected by other economic, business, and/or competitive factors; Trasteel’s, Pubco’s and Sizzle II’s estimates of expenses and profitability; expectations with respect to future operating and financial performance and growth of Pubco or any of its subsidiaries, or Sizzle II or Trasteel, including the timing of the completion of the Proposed Business Combination; Trasteel’s, Sizzle II’s and/or Pubco’s ability to execute on their business plans and strategy; the expected use of proceeds from the Proposed Business Combination; and those factors discussed in the Sizzle II Form 10-K under the heading “Risk Factors,” and other documents Sizzle II has filed, or that Sizzle II or Pubco will file, with the SEC, or others will file in connection with the Proposed Business Combination, including the Registration Statement.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above, and other documents filed by Sizzle II and Pubco from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. There may be additional risks that none of Sizzle II, Trasteel or Pubco presently know, or that Sizzle II, Trasteel or Pubco currently believe are immaterial, or other risk, which in each case could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Neither Sizzle II, Trasteel nor Pubco undertakes any obligation to publicly revise any forward–looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

For more information, contact Sizzle II at:

Jamie Karson

jkarson@salisholdings.com

917-834-9600

Steve Salis

ssalis@salisholdings.com

646-243-1648

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